Exhibit 99.1

2004 Second Half Cash Bonus Payments and LTIP Cash Payments

Executive Officer	Title	Cash Bonuses	LTIP Cash Payments
Gregory L. Summe	Chairman of the Board, Chief Executive Officer and President	$1,244,500	$522,668

Robert F. Friel	Executive Vice President and Chief Financial Officer	$382,000	$224,000

John P. Murphy	Executive Vice President and Chief Operating Officer	$257,100	$119,467

Peter B. Coggins	Senior Vice President and President of Life and Analytical Sciences	$200,000	$224,000

Richard F. Walsh	Senior Vice President, Human Resources	$191,500	$119,467

Robert A. Barrett	Senior Vice President and President of Fluid Sciences	$169,500	$74,667

John R. Roush	Vice President and President of Optoelectronics	$87,483	—

Jeffrey D. Capello	Vice President Finance, Treasurer and Chief Accounting Officer	$175,500	$74,667